Exhibit 99.1

Exa Reports Fourth Quarter and Full Year Fiscal 2017 Financial Results

Fourth Quarter Recurring License Revenue Increases 12%

Fourth Quarter Profitability Metrics Above Guidance Ranges

Full Year Fiscal 2017 License Revenue Increases 14%

Burlington, Mass., March 16, 2017 – Exa® Corporation (NASDAQ: EXA), a global innovator in simulation software for product engineering, today announced financial results for the fourth quarter and full year fiscal 2017, which ended January 31, 2017.

Revenue Summary

Fourth Quarter

	4Q17 (millions)	4Q16 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$19.5	$18.3	7%	6%
License Revenue	$16.0	$14.3	12%	11%
Project Revenue	$3.5	$3.9	(11)%	(11)%

Fiscal 2017

	FY17 (millions)	FY16 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$72.6	$65.4	11%	9%
License Revenue	$60.8	$53.5	14%	12%
Project Revenue	$11.7	$11.9	(2)%	(3)%

“We executed well during the fourth quarter, delivering net income and adjusted EBITDA that both exceeded our guidance, with revenue that was within the lower half of our guidance range,” said Stephen Remondi, President and Chief Executive Officer of Exa. “For the full year, we produced top line year over year growth with license revenue increasing 14% or 12% on a constant currency basis. We also continued to realize our operating leverage potential as demonstrated by a 4.2 percentage point increase in adjusted EBITDA margin over FY 16.

“The combined prospects of reduced environmental regulations regarding fuel economy and vehicle emissions and a border adjustment tax have created tentative near-term deployment commitments from some of our customers in the ground transportation market. This uncertainty is reflected in our outlook for FY18. Nonetheless, we remain confident in the underlying demand dynamics in this market segment and the potential of our solutions to deliver significant value to our customers under various macro and regulatory environments.

“We are also excited to announce that Exa recently signed a significant commercial agreement for our first license customer of our DigitalROCK TM solution supporting the Oil and Gas industry. We believe that our continued investments in new markets and applications of our technology will enable us to return to our long-term target growth rates.”

Fourth Quarter Fiscal 2017 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2017 was $19.5 million, an increase of 7% compared to $18.3 million in the comparable period in fiscal 2016. On a constant currency basis, total revenue increased 6% when compared with the corresponding period in fiscal 2016.

•	License revenue was $16.0 million for the fourth quarter of fiscal 2017, compared to $14.3 million in the comparable period in fiscal 2016, representing an increase of 12%, or 11% on a constant currency basis.

•	Project revenue was $3.5 million for the fourth quarter of fiscal 2017, compared to $3.9 million in the comparable period in fiscal 2016, representing a decrease of 11%, or 11% on a constant currency basis.

Profitability

•	GAAP income from operations was $1.1 million in the fourth quarter of fiscal 2017, compared to a loss of $(19) thousand in the comparable period in fiscal 2016.

•	Non-GAAP operating income was $1.7 million in the fourth quarter of fiscal 2017, compared to income of $0.6 million in the comparable period in fiscal 2016.

•	GAAP net income was $0.3 million in the fourth quarter of fiscal 2017, compared to a loss of $(1.3) million for the comparable period in fiscal 2016. GAAP net income per share was $0.02, based on 14.9 million basic weighted average shares outstanding, compared to GAAP net loss per share of $(0.09) for the comparable period in fiscal 2016, based on 14.6 million diluted weighted average shares outstanding.

•	Adjusted EBITDA was $2.7 million in the fourth quarter of fiscal 2017, compared to $1.5 million in the comparable period in fiscal 2016.

•	Non-GAAP net income was $0.7 million, or $0.05 per diluted share in the fourth quarter of fiscal 2017, compared to a loss of $(0.9) million, or $(0.06) per diluted share, in the comparable period in fiscal 2016.

Full Year Fiscal 2017 Financial Highlights

Revenue

•	Total revenue for the full year fiscal 2017, which ended January 31, 2017, was $72.6 million, an increase of 11% compared to $65.4 million in fiscal 2016. On a constant currency basis, total revenue increased 9% when compared with fiscal 2016.

•	License revenue was $60.8 million in fiscal 2017, compared to $53.5 million in fiscal 2016, an increase of 14%, or 12% on a constant currency basis.

•	Project revenue was $11.7 million in fiscal 2017, compared to $11.9 million in fiscal 2016, a decrease of 2%, or 3% on a constant currency basis.

Profitability

•	GAAP income from operations was $0.4 million in fiscal 2017, compared to a loss of $(2.7) million in fiscal 2016.

•	Non-GAAP income from operations was $2.7 million in fiscal 2017, compared to a loss of $(0.1) million in fiscal 2016.

•	GAAP net loss was $(1.1) million in fiscal 2017, compared to a loss of $(4.8) million in fiscal 2016. GAAP net loss per share was $(0.08), based on 14.8 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.33) in fiscal 2016, based on 14.5 million diluted weighted average shares outstanding.

•	Adjusted EBITDA was $6.5 million in fiscal 2017, compared to $3.1 million in fiscal 2016.

•	Adjusted EBITDA margin increased 4.2 percentage points in fiscal 2017 to 8.9%, compared to 4.7% in fiscal 2016.

•	Non-GAAP net income was $0.4 million, or $0.03 per diluted share in fiscal 2017, compared to a loss of $(3.1) million, or $(0.21) per diluted share, in fiscal 2016.

Balance Sheet

•	The company had $24.6 million in cash and cash equivalents as of January 31, 2017, compared to $25.0 million as of October 31, 2016.

Business Outlook

Based on information available as of today, Exa is providing first quarter and fiscal 2018 guidance as indicated below.

First Quarter Fiscal 2018:

•	Total revenue is expected to be in the range of $16.0 million to $17.0 million.

•	Adjusted EBITDA loss is expected to be in the range of $(1.5) million to $(0.9) million.

•	GAAP net loss is expected to be in the range of $(3.7) million to $(3.1) million.

•	Non-GAAP net loss is expected to be in the range of $(3.1) million to $(2.5) million.

•	Basic share count for the first quarter is estimated to be 14.9 million shares.

•	Diluted share count for the first quarter is estimated to be 15.5 million shares.

Full Year Fiscal 2018:

•	Total revenue is expected to be in the range of $75.0 million to $80.0 million.

•	Adjusted EBITDA is expected to be in the range of $5.5 million to $8.2 million.

•	GAAP net loss is expected to be in the range of $(6.4) million to $(3.7) million.

•	Non-GAAP net loss is expected to be in the range of $(3.3) million to $(0.6) million.

•	Basic share count for the full year is estimated to be 15.0 million shares.

•	Diluted share count for the full year is estimated to be 15.8 million shares.

The above guidance assumes an exchange rate of 1.06 US dollars per Euro and 113 Japanese yen per US dollar for fiscal year 2018.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP operating income (loss) and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s fourth quarter and full year fiscal 2017 financial results conference call
When:	Thursday, March 16, 2017
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 85707668, Domestic
(404) 537-3406, Passcode 85707668, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP operating income is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after-tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s simulation software helps designers and engineers enhance the performance of their products, reduce product development costs and improve the efficiency of their design and engineering processes. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Exa continues to generate the majority of its revenue from the ground transportation market, in which some of the most successful product companies in the world use Exa, including BMW, Cummins, Denso, FAW, Fiat Chrysler, Ford, General Motors, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Michelin, Nissan, Peterbilt, Peugeot, Renault, Scania, Tesla, Toyota, Volkswagen and Volvo Trucks. In recent years, Exa has expanded its technology offerings into the aerospace and oil and gas industries.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2016, Form 10-Q for the quarter ended October 31, 2016 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	January 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$24,552	$27,649
Accounts receivable	24,259	32,072
Prepaid expenses and other current assets	2,898	3,707

Total current assets	51,709	63,428
Property and equipment, net	14,028	12,032
Intangible assets, net	1,694	2,044
Deferred tax assets	566	428
Restricted cash	352	352
Other assets	725	737

Total assets	$69,074	$79,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,616	$3,462
Accrued expenses	10,569	12,199
Current portion of deferred revenue	29,006	32,849
Current portion of capital lease obligations	1,737	2,823

Total current liabilities	45,928	51,333
Deferred revenue	238	4,484
Capital lease obligations	914	2,549
Deferred rent	2,391	2,490
Other long-term liabilities	429	678

Total liabilities	49,900	61,534

Commitments and contingencies
Stockholders’ equity :
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,926,429 and 14,663,621 shares issued, respectively; 14,893,927 and 14,631,119 shares outstanding, respectively	15	15
Additional paid-in capital	94,516	91,626
Accumulated deficit	(74,817)	(73,685)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(540)	(469)

Total stockholders’ equity	19,174	17,487

Total liabilities and stockholders’ equity	$69,074	$79,021

EXA CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Revenue:
License revenue	$16,001	$14,314	$60,837	$53,499
Project revenue	3,524	3,946	11,743	11,948

Total revenue	19,525	18,260	72,580	65,447

Operating expenses (1):
Cost of revenues	5,087	5,601	19,427	20,117
Sales and marketing	3,776	2,886	13,856	10,150
Research and development	5,851	5,875	24,319	24,140
General and administrative (2)	3,724	3,917	14,582	13,766

Total operating expenses	18,438	18,279	72,184	68,173

Income (loss) from operations	1,087	(19)	396	(2,726)

Other income (expense), net
Foreign exchange gain (loss)	72	(150)	166	(322)
Interest expense	(24)	(57)	(140)	(236)
Interest income	11	4	44	12
Other income, net	4	1	13	7

Total other income (expense), net	63	(202)	83	(539)
Income (loss) before taxes	1,150	(221)	479	(3,265)
Provision for income taxes	(816)	(1,070)	(1,611)	(1,542)

Net income (loss)	$334	$(1,291)	$(1,132)	$(4,807)

Net income (loss) per share:
Basic	$0.02	$(0.09)	$(0.08)	$(0.33)
Diluted	$0.02	$(0.09)	$(0.08)	$(0.33)
Weighted average shares outstanding used in computing net income (loss) per share:
Basic	14,865,379	14,628,465	14,779,117	14,520,834
Diluted	15,303,425	14,628,465	14,779,117	14,520,834
Comprehensive income (loss):
Net income (loss)	$334	$(1,291)	$(1,132)	$(4,807)
Foreign currency translation adjustment	(58)	(77)	(71)	(43)

Comprehensive income (loss):	$276	$(1,368)	$(1,203)	$(4,850)

(1) Includes stock-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Cost of revenues	$38	$48	$162	$234
Sales and marketing	67	88	269	405
Research and development	225	195	792	886
General and administrative	205	179	770	751

Total	$535	$510	$1,993	$2,276

(2) Includes amortization expense related to intangible assets as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
General and administrative	$87	$87	$350	$350

EXA CORPORATION

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended January 31,
	2017	2016
Cash flows provided by operating activities:
Net loss	$(1,132)	$(4,807)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,077	3,520
Stock-based compensation expense	1,993	2,276
Deferred rent expense	255	576
Deferred income taxes	(90)	(73)
Net change in operating assets and liabilities:
Accounts receivable	7,779	(4,563)
Prepaid expenses and other current assets	805	(887)
Other assets	12	(170)
Accounts payable	(349)	1,408
Accrued expenses	(2,059)	2,158
Other liabilities	(298)	(20)
Deferred revenue	(8,125)	10,538

Net cash provided by operating activities	2,868	9,956

Cash flows used in investing activities:
Purchases of property and equipment	(4,065)	(2,250)
Change in restricted cash	—	173

Net cash used in investing activities	(4,065)	(2,077)

Cash flows used in financing activities:
Proceeds from stock option and warrant exercises	890	1,184
Acquisition of common stock for tax withholding obligations	(13)	—
Payments of capital lease obligations	(2,783)	(2,966)

Net cash used in financing activities	(1,906)	(1,782)

Effect of exchange rate changes on cash	6	(233)

Net (decrease) increase in cash and cash equivalents	(3,097)	5,864
Cash and cash equivalents, beginning of period	27,649	21,785

Cash and cash equivalents, end of period	$24,552	$27,649

Supplemental cash flow disclosures:
Cash paid for interest	$140	$236
Cash paid for income taxes	$1,691	$1,483
Supplemental disclosure of non-cash investing activities:
Acquisition of equipment through capital leases	$62	$4,351
Construction costs funded by landlord tenant improvement allowance	$—	$1,051
Increase in unpaid purchases of property and equipment	$1,586	$621

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Net income (loss)	$334	$(1,291)	$(1,132)	$(4,807)
Add back:
Depreciation and amortization	1,090	1,033	4,077	3,520
Interest expense, net	13	53	96	224
Other income, net	(4)	(1)	(13)	(7)
Foreign exchange (gain) loss	(72)	150	(166)	322
Provision for income taxes	816	1,070	1,611	1,542

EBITDA	2,177	1,014	4,473	794
Stock-based compensation expense	535	510	1,993	2,276

Adjusted EBITDA	$2,712	$1,524	$6,466	$3,070

Non-GAAP operating income (loss):
	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Operating income (loss)	$1,087	$(19)	$396	$(2,726)
Add back:
Stock-based compensation expense	535	510	1,993	2,276
Amortization of acquired intangible assets	87	87	350	350

Non-GAAP operating income (loss)	$1,709	$578	$2,739	$(100)

Non-GAAP net income (loss):
	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Net income (loss)	334	(1,291)	(1,132)	(4,807)
Add back:
Stock-based compensation expense	535	510	1,993	2,276
Amortization of acquired intangible assets	87	87	350	350
Income tax effect (1)	(218)	(209)	(820)	(919)

Non-GAAP net income (loss)	$738	$(903)	$391	$(3,100)

Non-GAAP net income (loss), per diluted share
	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Net income (loss), per diluted share (2)	$0.02	$(0.09)	$(0.08)	$(0.33)
Add back:
Stock-based compensation expense	0.03	0.03	0.13	0.16
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect (1)	(0.01)	(0.01)	(0.06)	(0.06)

Non-GAAP net income (loss), per diluted share (2)(3):	$0.05	$(0.06)	$0.03	$(0.21)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 15.3 million and 14.6 million for the three months ended January 31, 2017 and 2016, respectively, and 14.8 million and 14.5 million for the years ended January 31, 2017 and 2016, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA

(in millions)	Three months ended April 30, 2017	Year ended January 31, 2018
Net loss	$(3.7) - (3.1)	$(6.4) - (3.7)
Add back:
Depreciation and amortization	1.2	5.2
Interest expense, net	0.1	0.4
Provision for income taxes	0.1	1.9

EBITDA	(2.3 - 1.7)	1.1 - 3.8
Stock-based compensation expense	0.8	4.4

Adjusted EBITDA	$(1.5) - (0.9)	$5.5 - 8.2

Non-GAAP net loss:

(in millions)	Three months ended April 30, 2017	Year ended January 31, 2018
Net loss	(3.7) - (3.1)	(6.4) - (3.7)
Add back:
Stock-based compensation expense	0.8	4.4
Amortization of acquired intangible assets	0.1	0.4
Income tax effect (1)	(0.3)	(1.7)

Non-GAAP net loss	(3.1) - (2.5)	(3.3) - (0.6)

(1)	Non-GAAP financial information is adjusted using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.